     As filed with the Securities and Exchange Commission on May 23, 2001
                                                      Registration No. 333-29711

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 ____________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                 ____________

                          WESTERN GAS RESOURCES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                    84-1127613
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                      Identification No.)

                           12200 North Pecos Street
                            Denver, Colorado 80234
                                (303) 452-5603
              (Address, Including Zip Code, and Telephone Number
                 of Registrant's Principal Executive Offices)
                                 ____________

                            1997 STOCK OPTION PLAN
                 SHARES ISSUABLE TO DIANE NOE, JACK OLSON AND
                 ANDREW RICHMOND UPON EXERCISE OF OUTSTANDING
                       STOCK OPTIONS GRANTED PURSUANT TO
                        VARIOUS STOCK OPTION AGREEMENTS
                           (Full Title of the Plans)
                                 ____________

                             John C. Walter, Esq.
            Executive Vice President, General Counsel and Secretary
                          Western Gas Resources, Inc.
                           12200 North Pecos Street
                            Denver, Colorado 80234
                                (303) 452-5603
                     (Name, Address and Telephone Number,
                  Including Area Code, of Agent for Service)
                                 ____________

                        CALCULATION OF REGISTRATION FEE

    Title of Securities         Amount To Be          Proposed Maximum       Proposed Maximum           Amount of
   To Be Registered             Registered (1)         Offering Price       Aggregate Offering       Registration Fee
                                                         Per Share               Price
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par           1,000,000 shares (3)      $19.375 (4)          $19,375,000 (4)            $5,871 (5)
value $.10 per share,
including Series A
Junior Participating
Preferred Stock pur-
-----------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
chase rights attached
thereto (2)
-------------------------------------------------------------------------------

(1) This registration statement, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Act"), covers any additional shares of common stock, par value $.10 per share ("Common Stock"), of Western Gas Resources, Inc. (the "Registrant"), which become issuable under the 1997 Stock Option Plan or under any of the stock option agreements set forth in note (3) below by reason of any stock dividend, stock split or any other similar transaction effected without receipt of consideration which results in an increase in the number of shares of Common Stock outstanding.

(2)  On March 22, 2001, the Board of Directors of the Registrant declared a
     dividend distribution   of one Series A Junior Participating Preferred
     Stock purchase right for each outstanding share of Common Stock to stockholders of record at the close of business on April 9, 2001. The description and terms of the Series A Junior Participating Preferred Stock purchase rights are set forth in the Rights Agreement, dated as of March 22, 2001, between the Registrant and Fleet National Bank, as Rights Agent. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred only with the Common Stock. The value attributable to such rights, if any, is reflected in the market price of the Common Stock.

(3) Including (i) 2,500 shares of Common Stock issuable to Diane Noe upon exercise of outstanding stock options granted at a per share exercise price of $4.59, pursuant to a stock option agreement entered into between Diane Noe and the Registrant on February 18, 1999, (ii) 2,500 shares of Common Stock issuable to Jack Olson upon exercise of outstanding stock options granted at a per share exercise price of $11.64, pursuant to a stock option agreement entered into between Jack Olson and the Registrant on August 11, 1998 and (iii) 2,500 shares of Common Stock issuable to Andrew Richmond upon exercise of outstanding stock options granted at a per share exercise price of $11.64, pursuant to a stock option agreement entered into between Andrew Richmond and the Registrant on August 11, 1998.

(4) The proposed maximum offering price per share was estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Act and was based on the average of the high and low prices for the Common Stock on the New York Stock Exchange on June 17, 1997.

(5) Fee previously paid. Pursuant to Rule 457(h)(1) under the Act, in the case of a stock option plan, the aggregate offering price and fee must be computed upon the basis of the price at which the options may be exercised, if such price is known. Because the prices at which the options discussed in note (3) above may be exercised are each less than the proposed maximum offering price per share estimated for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Act, and because no additional shares of Common Stock are being registered hereunder, no additional registration fees are owed for purposes of this Post-Effective Amendment No. 1.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents are incorporated by reference in this registration statement:

          (a) The Registrant's latest Annual Report on Form 10-K, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The descriptions of the Common Stock and Series A Junior Participating Preferred Stock purchase rights which are contained in the Registrant's registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          John C. Walter, who is giving an opinion regarding the legality of the securities registered hereby, is Executive Vice President, General Counsel and Secretary of the Registrant. In addition, Mr. Walter is eligible to be granted options to purchase the securities registered hereby. As of May 17, 2001, Mr. Walter owned 41,887 shares of Common Stock and options to purchase 24,000 shares of Common Stock.

          Richard Robinson, who is a director of the Registrant, is a stockholder of Lentz, Evans and King P.C., which gave an opinion regarding the non-applicability of ERISA to the Registrant's 1997 Stock Option Plan. Mr. Robinson is not eligible to be granted options to purchase the securities registered hereby.

Item 6.  Indemnification of Directors and Officers.

          The Registrant's Bylaws incorporate substantially the provisions of the General Corporation Law of the State of Delaware providing for indemnification of directors, officers, employees, and agents of the Registrant against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer, director, employee or agent of the Registrant. In addition, the Registrant is authorized to enter into indemnification agreements with its directors and officers providing mandatory indemnification to them to the maximum extent permissible under Delaware law.

          As permitted under Delaware law, the Registrant's Certificate of Incorporation provides for the elimination of the personal liability of a director to the corporation and its stockholders for monetary damages arising from a breach of the director's fiduciary duty of care. The provision is limited to monetary damages, applies only to a director's actions while acting within his capacity as a director, and does not entitle the Registrant to limit director liability for any judgment resulting from (a) any breach of the director's duty of loyalty to the Registrant or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

(c) paying an illegal dividend or approving an illegal stock repurchase; or (d) any transaction from which the director derived an improper personal benefit. In addition, Section 145 of the General Corporation Law of the State of Delaware provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for expenses, including counsel fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if in the case of other than derivative suits, the person has acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation (and with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful). In the case of a derivative suit, a director, officer, employee or agent of the corporation who is not protected by the Certificate of Incorporation, may be indemnified by the corporation for expenses, including counsel fees, actually and reasonably incurred by the person in connection with defense or settlement of such action or suit if such person has acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which a director, officer, employee or agent has been adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a present or former director or officer who is successful on the merits in defense of a suit against such person.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement.

Exhibit Number  Description
--------------  -----------

  4.1 The Certificate of Incorporation of the Registrant (Filed as exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Registration No. 33-31604, and incorporated herein by reference).

  4.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant (Filed as exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-31604, and incorporated herein by reference).

  4.3 Certificate of Designation of 7.25% Cumulative Senior Perpetual Convertible Preferred Stock of the Registrant (Filed as exhibit
                3.5 to the Registrant's Registration Statement on Form S-1, Registration No. 33-43077, and incorporated herein by reference).

  4.4 Certificate of Designation of the $2.28 Cumulative Preferred Stock of the Registrant (Filed as exhibit 3.6 to the Registrant's Registration Statement on Form S-1, Registration No. 33-53786, and incorporated herein by reference).

  4.5 Certificate of Designation of the $2.625 Cumulative Convertible Preferred Stock of the Registrant (Filed under cover of Form 8-K, dated February 24, 1994, and incorporated herein by reference).

  4.6 The Amended and Restated Bylaws of the Registrant, adopted on February 12, 1999 and in effect on the date hereof (Filed as an exhibit to the Registrant's 10-K for the year ended December 31, 1998 and incorporated by reference).

  4.7 Rights Agreement, dated as of March 22, 2001, between the Registrant and Fleet National Bank (f/k/a Bank Boston, NA), as Rights Agent, including the form of

                Certificate of Designation, Preferences and Rights as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C. Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until after the Distribution Date (as such term is defined in the Rights Agreement) (Incorporated by Reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A (No. 001-10389), filed with the Securities and Exchange Commission on March 30, 2001).

  5.1 Opinion of John C. Walter, as to the legality of the securities offered hereby.

  5.2 Opinion of Lentz, Evans & King, P.C., as to the non-applicability of ERISA.*

  23.1 Consent of John C. Walter (included as part of Exhibit 5.1 hereto, Opinion of John C. Walter).

  23.2          Consent of Lentz, Evans & King, P.C. (included as part of
                Exhibit 5.2 hereto, Opinion of Lentz, Evans & King, P.C.).*

  23.3          Consent of PricewaterhouseCoopers LLP.

  24.1          Powers of Attorney.*

* Previously filed.

Item 9.  Undertakings.

          (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraph (a)(1)(i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to

     Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed in its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 23 day of May, 2001.


                                      WESTERN GAS RESOURCES, INC.


                                      By: /s/  LANNY F. OUTLAW
                                          --------------------

                                          Name: Lanny F. Outlaw
                                          Title: Chief Executive Officer,
                                                 President and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                         Title                         Date
     ---------                         -----                         -----



/s/ LANNY F. OUTLAW          Chief Executive Officer,              May 23, 2001
-------------------------
Lanny F. Outlaw              President and Director
                             (Principal Executive Officer)


/s/ BRION G. WISE            Chairman of the Board                 May 23, 2001
-------------------------
Brion G. Wise                and Director


/s/ WALTER L. STONEHOCKER    Vice Chairman of the Board            May 23, 2001
-------------------------
Walter L. Stonehocker        and Director


 /s/ DEAN PHILLIPS           Director                              May 23, 2001
-------------------------
Dean Phillips


/s/ JOESEPH E. REID          Director                              May 23, 2001
-------------------------
Joseph E. Reid


/s/ RICHARD B. ROBINSON      Director                              May 23, 2001
-------------------------
Richard B. Robinson


/s/ BILL M. SANDERSON        Director                              May 23, 2001
-------------------------
Bill M. Sanderson


/s/ WARD SAUVAGE             Director                              May 23, 2001
-------------------------
Ward Sauvage


/s/ JAMES A. SENTY           Director                              May 23, 2001
-------------------------
James A. Senty


                             Vice President - Finance              May 23, 2001
/s/ WILLIAM J. KRYSIAK       (Principal Financial and
-------------------------    Accounting Officer)
William J. Krysiak